UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Compass Minerals International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 11, 2006

To Our Stockholders:

We cordially invite you to attend the 2006 annual meeting of stockholders of Compass Minerals International, Inc. The meeting will take place at the Doubletree Hotel Overland Park-Corporate Woods, 10100 College Blvd., Overland Park, Kansas 66210-1462 on Thursday, May 11, 2006, at 9:00 a.m. We look forward to your attendance either in person or by proxy.

The purpose of the meeting is to:

1.      Elect three directors, each for a term of three years;

2.      Ratify the appointment of Ernst & Young LLP as Compass’s independent auditors for fiscal year 2006; and

3.      Transact any other business that may properly come before the meeting and any postponement or adjournment of the meeting.

Only stockholders of record at the close of business on March 22, 2006 may vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

Vice President, Chief Financial Officer and Secretary
March 29, 2006

Please complete, date, sign and return the accompanying proxy card. The enclosed return envelope requires no additional postage if mailed in either the United States or Canada.

Your vote is very important. Please vote regardless of whether or not you plan to attend the meeting.

COMPASS MINERALS INTERNATIONAL, INC.
9900 West 109th Street, Suite 600
Overland Park, Kansas 66210

2006 PROXY STATEMENT

Compass Minerals International, Inc. (“Compass” or the “Company”) is the second-leading salt producer in North America and the largest in the United Kingdom (“U.K.”). Compass operates 10 production and packaging facilities, including the largest rock salt mine in the world in Goderich, Ontario and the largest salt mine in the United Kingdom in Winsford, Cheshire. Our product lines include salt for highway deicing, consumer deicing, water conditioning, consumer and industrial food preparation, agriculture and industrial applications. In addition, Compass is North America’s leading producer of sulfate of potash, which is used in the production of specialty fertilizers for high-value crops and turf. Compass Minerals International, Inc. is comprised of its wholly owned subsidiary, Compass Minerals Group, Inc. and Compass Minerals Group’s subsidiaries.

The Board of Directors of Compass is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2006 annual meeting of stockholders. The meeting will take place at the Doubletree Hotel Overland Park-Corporate Woods, 10100 College Blvd., Overland Park, Kansas 66210-1462 on Thursday, May 11, 2006, at 9:00 a.m. At the meeting, stockholders will vote on the election of three directors, the ratification of the appointment of Ernst & Young LLP as Compass’s independent auditors for fiscal year 2006 and will transact any other business that may properly come before the meeting although we know of no other business to be presented.

By submitting your proxy (by signing and returning the enclosed proxy card), you authorize Rodney L. Underdown, an officer of Compass, Richard S. Grant, the lead director of Compass, and Vernon G. Baker, II, a director of Compass, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

Compass’s Annual Report to stockholders for the fiscal year that ended December 31, 2005 that includes Compass’s audited annual financial statements is being sent with this proxy statement. It does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

We are first sending this proxy statement, form of proxy and accompanying materials to stockholders on or about March 29.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY IN THE ENCLOSED ENVELOPE.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, the stockholders will be asked to:

1.      Elect three directors, each for a term of three years; and

2.      Ratify the appointment of Ernst & Young LLP as Compass’s independent auditors for fiscal year 2006.

Stockholders will also transact any other business that may properly come before the meeting. Members of Compass’s management team and a representative of Ernst & Young LLP, Compass’s independent auditors for 2005, have been invited to be present at the meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

The record date for the meeting is March 22, 2006. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 31,969,009 shares of Compass common stock outstanding.

Am I entitled to vote if my shares are held in “street name?”

If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of a non-discretionary item, your shares will be considered “broker non-votes” on that proposal.

As the beneficial owner of shares, you are invited to attend the annual meeting. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy form from the record holder of your shares.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received, but marked as abstentions or treated as broker non-votes, will be included in the calculation of the number of shares considered to be present at the meeting.

Who may attend the annual meeting?

All Compass stockholders may attend the annual meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice will be given.

What does it mean if I receive more than one proxy card?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares.

How do I vote?

If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

If your shares are held in street name, you may be able to vote your shares electronically by telephone or on the Internet. A large number of banks and brokerage firms participate in a program provided through ADP Investor Communications Services that offers telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in the ADP program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you.

If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy form from their record holder.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote:

•       by signing another proxy with a later date; or

•       if you are a registered stockholder, by giving written notice of such revocation to the Secretary of Compass prior to or at the meeting or by voting in person at the meeting.

Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Who will count the votes?

Compass’s transfer agent, UMB Bank, n.a., will tabulate and certify the votes. A representative of the transfer agent will serve as the inspector of election.

How does the Board of Directors recommend I vote on the proposals?

Your Board recommends that you vote:

•       FOR the election of the three nominees to the Board of Directors; and

•       FOR the ratification of Ernst & Young LLP as Compass’s independent auditors.

What if I do not specify how my shares are to be voted?

If you submit a proxy, but do not indicate any voting instructions, your shares will be voted:

•       FOR the election of the three nominees to the Board of Directors; and

•       FOR the ratification of Ernst & Young LLP as Compass’s independent auditors.

Will any other business be conducted at the meeting?

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominees?

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the three nominees as directors. This means that the three nominees will be elected if they receive more affirmative votes than any other person. If you vote “Withheld” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee unless you have withheld authority.

How many votes are required to ratify the appointment of Compass’s independent auditors?

The ratification of the appointment of Ernst & Young LLP as Compass’s independent auditors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How will abstentions be treated?

Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against a proposal.

How will broker non-votes be treated?

Broker non-votes will be treated as shares present for quorum purposes, but not entitled to vote, so they will not affect the outcome of any proposal.

Where can I find the voting results of the annual meeting?

We plan to announce preliminary voting results at the annual meeting and to publish final results in our Quarterly Report to the SEC on Form 10-Q for the quarter that ends June 30, 2006.

PROPOSAL 1 — ELECTION OF DIRECTORS

Current Nominees

The Board of Directors currently consists of eight directors divided into three classes (Class I, Class II and Class III). Directors in each class are elected to serve for three-year terms that expire in successive years. The terms of the Class III directors will expire at the upcoming annual meeting. The Board of Directors has nominated David J. D’Antoni, Perry W. Premdas and Allan R. Rothwell for election as Class III directors for three-year terms expiring at the annual meeting of stockholders to be held in 2009 and until their successors are elected and qualified. Messrs. D’Antoni, Premdas and Rothwell currently serve as Class III directors. Mr. Rothwell was recommended to the Nominating/Corporate Governance Committee by Mr. Grant, a non-employee Director of the Company.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee unless you have withheld authority.

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the three nominees as directors. This means that the three nominees will be elected if they receive more affirmative votes than any other person.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF EACH OF THE THREE NOMINEES.

The following table sets forth, with respect to each nominee, his name, age, principal occupation and employment during the past five years, the year in which he first became a director of Compass and directorships held in other public companies.

NOMINEES FOR ELECTION AS
CLASS III DIRECTORS FOR A THREE-YEAR
TERM EXPIRING AT THE 2009 ANNUAL MEETING

Director	Age	Principal Occupation, Business and Directorships
Mr. David J. D’Antoni	61

David J. D’Antoni has been a director since November 2004. In September 2004, Mr. D’Antoni retired from Ashland, Inc., where he served as Senior Vice President and Group Operating Officer of APAC and Valvoline since March 2000. During that period, he also served as President of APAC from July 2003 until January 2004. Mr. D’Antoni is a director of State Auto Financial Corporation and Omnova Solutions, Inc.

Mr. Perry W. Premdas	53

Perry W. Premdas has been a director since December 2004. Mr. Premdas was the Chief Financial Officer of Celanese AG and a member of its board of management from 1999 to 2004. From 1997 to 1998, Mr. Premdas served as a Senior Executive Vice President and Chief Financial Officer of Centeon LLC, a joint venture of Hoechst AG and Rhone Poulenc SA.

Mr. Allan R. Rothwell	58

Allan R. Rothwell has been a director of the Company since March 2006. Mr. Rothwell is Executive Vice President of Eastman Chemical Company and President of its Voridian Division. Mr. Rothwell joined Eastman Chemical in 1969 and has held various positions including President, Chemicals Group, Chief Financial Officer and Vice President, Strategy and Mergers and Acquisitions.

Continuing Directors

The term of Compass’s two Class I and three Class II directors expire at the annual meeting of stockholders in 2007 and 2008, respectively. The following tables set forth, with respect to each Class I and Class II director, his name, age, principal occupation and employment during the past five years, the year in which he first became a director of Compass and directorships in other public companies.

CLASS I DIRECTORS CONTINUING IN OFFICE
WHOSE TERMS EXPIRE AT THE 2007 ANNUAL MEETING

Director	Age	Principal Occupation, Business and Directorships
Mr. Michael E. Ducey	57

Michael E. Ducey was appointed the President and Chief Executive Officer of the Company in December 2002 and has been a director of the Company since August 2002. Mr. Ducey joined Compass Minerals Group as the President and Chief Executive Officer on April 1, 2002 and was elected to the Compass Minerals Group Board at that time. Prior to joining Compass Minerals Group, Mr. Ducey worked approximately 30 years for Borden Chemical, a diversified chemical company, in various positions including President and Chief Executive Officer.

Mr. Timothy R. Snider	55

Timothy R. Snider has been a director since March 2006. Mr. Snider is President and Chief Operating Officer of Phelps Dodge Corporation. Prior to his current position, he was President of the company’s mining and metals division, Phelps Dodge Mining Company. Mr. Snider joined Phelps Dodge in 1970 in the company’s copper division.

CLASS II DIRECTORS CONTINUING IN OFFICE
WHOSE TERMS EXPIRE AT THE 2008 ANNUAL MEETING

Director	Age	Principal Occupation, Business and Directorships
Mr. Vernon G. Baker, II	53

Vernon G. Baker, II has been a director since May 2005. Mr. Baker is Senior Vice President and General Counsel for ArvinMeritor, Inc., a global supplier of motor vehicle systems and components. He joined ArvinMeritor’s predecessor in interest, Meritor Automotive, Inc., in 1999 as Senior Vice President, General Counsel and Secretary.

Mr. Bradley J. Bell	53

Bradley J. Bell has been a director of the Company since December 2003 and was a director of Compass Minerals Group from November 2003 to February 2004. Mr. Bell has been Executive Vice President and Chief Financial Officer of Nalco Company since November 2003. From 1997 to 2003, Mr. Bell served as Senior Vice President and Chief Financial Officer of Rohm and Haas Company. Mr. Bell is also a director and Chairman of the audit committee of IDEX Corporation.

Mr. Richard S. Grant	59

Richard S. Grant has been a director of the Company since April 2004. From January 1998 through December 2002, Mr. Grant served as Chief Executive Officer of BOC Process Gas Solutions, a global business providing utilities and services primarily to the chemical, petrochemical and metals industries. Concurrently, Mr. Grant served as Chairman of CNC SA, a Mexican consortium joint venture, which operates the world’s largest nitrogen project for oilfield pressurization. Mr. Grant is also a director of Bluelinx Holdings, Inc.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

Director Independence

As required by the rules of the New York Stock Exchange (the “NYSE”), the Board of Directors evaluates the independence of its members at least annually and at other appropriate times when a change in circumstances could potentially impact the independence of one or more directors (e.g., in connection with a change in employment status).

Under NYSE rules, a director is independent if the Board determines that he currently has no direct or indirect material relationship with the Company, and for the last three years:

•       the director has not been an employee of the Company, and no member of the director’s immediate family has served as an executive officer of the Company;

•       neither the director nor any member of the director’s immediate family has received more than $100,000 per twelve-month period in direct compensation from the Company (excluding director or committee fees, pensions or deferred compensation for prior service);

•       the director has not been affiliated with or employed by, and no member of the director’s immediate family has been affiliated with or employed in a professional capacity by, the Company’s present or former internal or external auditors;

•       neither the director nor any member of the director’s immediate family has been employed as an executive officer by any company whose compensation committee includes an executive officer of the Company; and

•       the director has not been employed by, and no member of the director’s immediate family has been an executive officer of, any company that makes payments to or receives payments from the Company for property or services in amounts exceeding the greater of $1 million, or 2% of such company’s consolidated gross revenues for any fiscal year.

In making this determination, the Board broadly considers all relevant facts and circumstances, including:

•       the nature of any relationships with the Company, including personal and business relationships as well as any relationships with the Director’s employer or company that such Director serves on the board;

•       the significance of the relationship to the Company, the other organization and the individual director;

•       whether or not the relationship is solely a business relationship in the ordinary course of the Company’s and the other organization’s businesses and does not afford the director any special benefits; and

•       any commercial, banking, consulting, legal, accounting, charitable and familial relationships.

After considering the standards for independence adopted by the NYSE and the various other factors described above, the Board of Directors has determined that, in its judgment, Vernon G. Baker, II, Bradley J. Bell, David J. D’Antoni, Richard S. Grant, Perry W. Premdas, Allan R. Rothwell and Timothy R. Snider are independent. In making these determinations, the Board has considered all relevant facts and circumstances. The Board has also determined that, in its judgment, except as described below, there are no other relationships, whether industrial, banking, consulting, legal, accounting, charitable or familial, which would impair the independence of any of the directors or nominees.

None of the directors, other than Mr. Ducey, receive any compensation from the Company other than customary director and committee fees. Under NYSE rules, Mr. Ducey cannot be deemed independent due to his current position as a Company employee.

Compensation of Directors

Beginning in 2005, the non-employee members of the Company’s Board of Directors each receive an annual retainer of $75,000 and reimbursement for out-of-pocket expenses incurred in connection with their service. The Board of Directors approved additional annual retainer compensation for the chair of the Audit Committee in the amount of $10,000 per year. The Board of Directors approved additional annual retainer compensation for the chairs of the Compensation, Nominating/Corporate Governance and Environmental, Health and Safety Committees in the amount of $5,000 per year. The Board of Directors also elected a lead director and approved additional annual retainer compensation in the amount of $15,000 per year. Directors are expected to defer at least 50% of their compensation pursuant to the Directors’ Deferred Compensation Plan. Deferred amounts are converted into units equivalent to the value of the Company’s common stock and accumulated deferred fees are distributed in common stock.

Meetings

The Board of Directors held seven meetings in 2005. All of the directors of the Company attended at least three-quarters (75%) of the meetings held by the Board of Directors during their tenure in 2005.

Executive sessions of non-employee directors are held as part of each regularly scheduled meeting of the Board. Any non-employee director can request that an additional executive session be scheduled. Until May 2005, the chair of each executive session was selected by non-employee directors. In May 2005, the Board of Directors elected Richard S. Grant as lead director. The lead director is charged with chairing the executive sessions of non-employee directors. The lead director also acts as a liaison between the non-employee directors and the Company’s management and assists the Company’s Chief Executive Officer in establishing agendas for Board meetings and prioritizing Board activities and other matters pertinent to the Company and the Board.

Committees

Committees of the Board of Directors include an Audit Committee, a Compensation Committee, a Nominating/Corporate Governance Committee and an Environmental, Health and Safety Committee. Committee memberships are as follows:

Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee	Environmental, Health & Safety Committee
Bradley J. Bell, Chair Richard S. Grant Perry W. Premdas	David J. D’Antoni, Chair Perry W. Premdas Allan R. Rothwell Timothy R. Snider	Richard S. Grant Chair Vernon G. Baker, II Allan R. Rothwell	Vernon G. Baker, II Chair David J. D’Antoni Michael E. Ducey Timothy R. Snider

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee held twelve meetings in 2005. The Audit Committee is governed by the Audit Committee Charter, which is available on the Company’s website (www.compassminerals.com). The Company will furnish a copy without charge upon written request to the Company at 9900 West 109th Street, Suite 600, Overland Park, KS 66210, Attn: Secretary. The functions of the Audit Committee are described in the Audit Committee Charter and include:

•       overseeing the work of the Company’s internal accounting and auditing processes and discussing with management the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements;

•       responsibility for the appointment, compensation, retention and oversight of the independent registered public accountants engaged to prepare or issue audit reports on the financial statements of the Company; and

•       responsibility for overseeing the independent registered public accountant’s qualifications and independence.

The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent registered public accountants in carrying out its oversight responsibilities.

The Company has adopted a code of ethics for our executive and senior financial officers, violations of which are required to be reported to the audit committee. The code of ethics is available on the Company’s website (www.compassminerals.com). The Company will furnish a copy without charge upon written request to the Company at 9900 West 109th Street, Suite 600, Overland Park, KS 66210, Attn: Secretary.

The Board of Directors has affirmatively determined that, in its judgment, each member of the Audit Committee meets the independence requirements for audit committee members as established by the NYSE. The Board of Directors has determined that Bradley J. Bell and Perry W. Premdas are each an “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission. A report of the Audit Committee is set forth on pages 14 through 15 of this proxy statement.

Compensation Committee

The Compensation Committee held eleven meetings in 2005. The Compensation Committee is charged with, among other things:

•       at least annually, reviewing the compensation philosophy of the Company;

•       at least annually, reviewing and approving corporate goals and objectives relating to the compensation of the CEO, evaluating the performance of the CEO in light of those goals and objectives, and determining and approving the compensation of the CEO based on such evaluation;

•       at least annually, review the succession and development plans for the CEO and all executive officers;

•       at least annually, reviewing and approving all compensation, including perquisites, for all other executive officers and directors of the Company with a base salary greater than or equal to $150,000;

•       making recommendations to the Board of Directors with respect to non-CEO compensation, incentive-compensation plans, equity-based plans, retirement plans, and reviewing and approving all officers’ employment agreements and severance arrangements;

•       at least annually, review the compensation of the Board as compared to other similarly sized or industry-related companies; and

•       preparing and reviewing an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations.

The Board of Directors has affirmatively determined that, in its judgment, each member of the Compensation Committee meets the definition of an independent director as established by the NYSE. The Compensation Committee has adopted a formal Charter that describes in more detail the Committee’s purpose, structure and responsibilities. A copy of the Charter is available on the Compass website (www.compassminerals.com). The Company will furnish a copy without charge upon written request to the Company at 9900 West 109th Street, Suite 600, Overland Park, KS 66210, Attn: Secretary. A report of the Compensation Committee is set forth on pages 22 through 23 of this proxy statement.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee is governed by the Nominating/Corporate Governance Committee Charter, which is available on the Company’s website (www.compassminerals.com). The Company will furnish a copy without charge upon written request to the Company at 9900 West 109th Street, Suite 600, Overland Park, KS 66210, Attn: Secretary. The Nominating/Corporate Governance Committee held six meetings in 2005. The functions of the Nominating/Corporate Governance Committee are described in the Nominating/Corporate Governance Committee Charter and include:

•       the identification of qualified candidates to become Board members;

•       the recommendation of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

•       the recommendation of minimum qualifications for directors;

•       the selection of candidates to fill vacancies on the Board;

•       the development of policies and procedures for submissions by shareholders of director candidates and consideration of those candidates by the Board;

•       the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to the Company; and

•       the oversight and evaluation of the Board and management.

The Board of Directors has affirmatively determined that, in its judgment, each member of the Nominating/Corporate Governance Committee meets the definition of an independent director as established by the NYSE.

Environmental, Health and Safety Committee

Our Environmental, Health and Safety Committee was established to ensure compliance with environmental, health and safety initiatives and policies adopted by us, including: education of site personnel; integration of environmental, health and safety policies into all business decisions; design, operation and management of facilities to protect the environment; and oversight of the health and safety of all personnel.

CORPORATE GOVERNANCE GUIDELINES

Consideration of Director Nominees; Director Qualifications

The Board of Directors has adopted the Corporate Governance Guidelines, which are available on the Company’s website (www.compassminerals.com). The Company will furnish a copy without charge upon written request to the Company at 9900 West 109th Street, Suite 600, Overland Park, KS 66210, Attn: Secretary. Those Guidelines set forth, among other things, director qualification standards. While the selection of qualified directors is a complex, subjective process that requires consideration of many intangible factors, the Corporate Governance Guidelines provide that the Nominating/Corporate Governance Committee and the Board of Directors should take into account the following criteria, among others, in considering directors and candidates for the Board:

•       Directors and candidates should have fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility; and

•       Directors and candidates should have the ability to make independent analytical inquiries, have a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, have an understanding of the Company’s business on a technical level, and have an appropriate educational and professional background.

Procedures for Recommendations by Stockholders

The Nominating/Corporate Governance Committee will consider director candidates submitted by stockholders of Compass. Any stockholder who has beneficially owned more than five percent of the Company’s common stock for at least one year wishing to submit a candidate for consideration should send the following information to the Secretary of the Company, Compass Minerals International, Inc., 9900 West 109th Street, Suite 600, Overland Park, Kansas 66210:

•       the name and address of the stockholder submitting the candidate as it appears on the Company’s books, the number and class of shares owned beneficially and of record by such stockholder and the length of period held and proof of ownership of such shares;

•       name, age and address of the candidate;

•       a detailed description of, among other things, the candidate’s educational and employment background, material outside commitments (e.g., current employment responsibilities, memberships on other boards and committees, charitable foundations, etc.) and a listing of the candidate’s qualifications to be a director (specifically in relation to the Corporate Governance Guidelines);

•       any information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934 and rules adopted thereunder;

•       a description of any arrangements or understandings between the recommending stockholder and such candidate; and

•       a signed statement from the candidate confirming his or her willingness to serve on the Board of Directors and to comply with the Company’s Code of Ethics, if elected.

The Secretary of Compass will promptly forward such materials to the Nominating/Corporate Governance Committee chair. The Secretary will also maintain copies of such materials for future reference by the Committee when filling Board positions.

If a vacancy arises or the Board decides to expand its membership, the Nominating/Corporate Governance Committee will seek recommendations of potential candidates from a variety of sources, including incumbent directors, stockholders, the Company’s management and third-party search firms. At that time, the Nominating/Corporate Governance Committee will also consider potential candidates submitted by stockholders in accordance with the procedures described above. The Nominating/Corporate Governance Committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on the Board. The Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified stockholder candidates on the same basis as those submitted by other sources.

After completing this process, the Nominating/Corporate Governance Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Committee will rank them by order of preference, depending on their respective qualifications and Compass’s needs. The Nominating/Corporate Governance Committee chair, or another director designated by the Nominating/Corporate Governance Committee chair, will then contact the desired candidate(s) to evaluate their potential interest and to set up interviews with the full Committee. All such interviews are held in person and include only the candidate and the Nominating/Corporate Governance Committee members. Based upon interview results, the candidate’s qualifications and appropriate background checks, the Nominating/Corporate Governance Committee then decides whether it will recommend the candidate’s nomination to the full Board.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has adopted the following procedures for stockholders or other interested parties to send communications to the Board or individual directors of the Company.

Individuals seeking to communicate with the Board of Directors should submit their written comments to the Secretary of the Company, Compass Minerals International, Inc., 9900 West 109th Street, Suite 600, Overland Park, Kansas 66210. The Secretary of the Company will forward all such communications (excluding routine advertisements and business solicitations and communications that the Secretary of the Company, in his or her sole discretion, deems to be a security risk or for harassment purposes) to each member of the Board of Directors or, if applicable, to the individual director(s) named in the correspondence.

The Company reserves the right to screen materials sent to its directors for potential security risks and/or harassment purposes before forwarding interested party communications to the Board of Directors. The Secretary of the Company will determine the appropriate timing for forwarding communications to the directors. The Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other Board materials in advance of the next scheduled Board meeting.

If an interested party seeks to communicate exclusively with the Company’s non-employee directors, such communication should be sent directly to the Company’s Secretary who will forward any such communication directly to the chair of the Nominating/Corporate Governance Committee. The Company’s Secretary will first consult with and receive the approval of the chair of the Nominating/Corporate Governance Committee before disclosing or otherwise discussing the communication with members of management or directors who are members of management.

Although the Company does not have a formal policy regarding the attendance by members of the Board of Directors at the annual meetings of stockholders, it encourages the members of the Board of Directors to attend. In 2005, seven of the eight directors then serving on the Board attended the annual meeting of stockholders.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee operates pursuant to a written charter, which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. The Audit Committee Charter is available in the Governance section of the Company’s website at www.compassminerals.com. For the year that ended December 31, 2005 and as of the date of the adoption of this report, the Audit Committee consisted of three directors who met the independence and experience requirements of the New York Stock Exchange. The Board of Directors has determined that Mr. Bell and Mr. Premdas are each an “audit committee financial expert” as defined by the applicable rules of the Securities and Exchange Commission.

The Audit Committee reviews Compass’s financial reporting process on behalf of the Board of Directors and oversees the entire audit function, including the selection of independent registered public accountants. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls, as well as preparation of its financial statements. The Company’s independent registered public accountants are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements to accounting principles generally accepted in the United States.

In fulfilling its responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the year that ended December 31, 2005, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates, the clarity of disclosures in the financial statements and management’s assessment and report on internal control over financial reporting. The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications with respect to Compass’s Annual Report on Form 10-K for the year that ended December 31, 2005, and discussed with management its assessment of internal controls over financial reporting.

The Audit Committee reviewed with the independent registered public accountants, who are responsible for expressing opinions on: (i) the conformity of those audited financial statements with generally accepted accounting principles; (ii) management’s assessment of internal controls over financial reporting; and (iii) the effectiveness of internal controls over financial reporting, their judgments as to the acceptability and quality of Compass’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and under the standards established by the Public Company Accounting Oversight Board (United States), including those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed those disclosures and other matters relating to independence with the independent registered public accountants.

The Audit Committee discussed with Compass’s internal auditors and independent registered public accountants the overall scope and plans for their respective audits. The Audit Committee met with the internal auditor and independent registered public accountants, with and without management present, to discuss the results of their examinations of Compass’s internal controls, including controls over the financial reporting process, and the overall quality of Compass’s financial reporting.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accountants. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accountants, nor can the Audit Committee certify that the independent registered public accountants are indeed “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

In reliance on the reviews and discussions with management and with the independent registered public accountants referred to above, and the receipt of an unqualified opinion from Ernst & Young LLP dated February 23, 2006 regarding the audited financial statements of Compass for the year that ended December 31, 2005, as well as the opinions of Ernst & Young LLP on management’s assessment of internal controls over financial reporting and on the effectiveness of internal controls over financial reporting, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Bradley J. Bell, Chair
Richard S. Grant
Perry W. Premdas

The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Compass specifically incorporates this information by reference and shall not otherwise be deemed to be filed with the Securities and Exchange Commission under such Acts.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Appointment of Auditors

Ernst & Young LLP (“E&Y”) audited the Company’s annual financial statements for the fiscal year that ended December 31, 2005. The stockholders are asked to ratify this appointment at the annual meeting. The Company has invited representatives of E&Y to be present at the annual meeting and expects that they will attend. If present, these representatives will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from the stockholders at the annual meeting.

Change in Accountants

On May 12, 2005, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm. The decision to dismiss PwC was approved by the Company’s Audit Committee of the Board of Directors. The reports of PwC on the Company’s financial statements for the years that ended December 31, 2003 and December 31, 2004 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years that ended December 31, 2003 and 2004, and through May 12, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the financial statements for such years.

During the years that ended December 31, 2003 and 2004, and through May 12, 2005, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v) and referred to herein as “Reportable Events”), except as follows. In accordance with Section 404 of the Sarbanes-Oxley Act, which resulted in the 2003 Form 10-K/A as filed on November 12, 2004, the Company noted material weaknesses in its internal control over financial reporting due to weaknesses in its internal control over the valuation and completeness of its income taxes payable, deferred income tax assets and liabilities (including the associated valuation allowance) and the income tax provision because it did not have accounting personnel with sufficient knowledge of generally accepted accounting principles related to income tax accounting and reporting. PwC issued an adverse opinion on the effectiveness of internal control over financial reporting as of December 31, 2004. More details on the remediation of the material weakness in internal control over financial reporting are discussed in Item 9A of the Company’s 2005 Form 10-K.

The Company requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated May 18, 2005, was filed as Exhibit 16.1 to Form 8-K filed on May 18, 2005.

The Company engaged E&Y as its new independent registered public accounting firm on May 12, 2005. The retention of E&Y was approved by the Audit Committee of the Board of Directors. During the years that ended December 31, 2003 and 2004, and through May 12, 2005, the Company did not consult with E&Y regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any Reportable Event, except that in connection with the 2003 Form 10-K/A described above as it related to the three-year period ended December 31, 2001 for which E&Y had previously provided audit opinions, the Company consulted with E&Y on the income tax matters that resulted in the restatement, as discussed in the aforementioned 2003 Form 10-K/A.

Auditor Fees

A summary of the services provided by PricewaterhouseCoopers LLP and Ernst & Young LLP for the years ended December 31, 2004 and 2005, respectively, are as follows (in millions):

	2004	2005
Audit fees(a)	$1.6	$1.2
Audit-related fees(b)	—	0.1
Tax fees(c)	0.5	0.1
All other fees	—	—
	$2.1	$1.4

(a)           Relates to services for the annual financial statement audits included in our Form 10-K, quarterly reviews of the financial statements included in our Form 10-Q’s, other financial statement audits that were required by SEC rules, reviews of registration statements and other SEC filings, and procedures performed for comfort letters issued to underwriters in connection with capital market transactions. Also included fees for services rendered in relation to the restatement of the Company’s financial statements in 2004.

(b)          Relates to due diligence services for mergers and acquisitions, audits of pension and retirement plans and consultation services concerning financial accounting and reporting standards.

(c)           Relates to services for reviews of certain tax filings, as well as research and advice on tax planning matters.

The Audit Committee’s policy is to pre-approve all audit and audit-related services provided by the independent registered public accountants. The Audit Committee considers annually for pre-approval a list of specific services and categories of services, including audit and audit-related services, for the upcoming or current fiscal year. All non-audit services are approved by the Audit Committee in advance in accordance with our policy on a case-by-case basis. Any service that is not included in the approved list of services or that does not fit within the definition of a pre-approved service is required to be presented separately to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, by other means of communication. The Audit Committee approved all audit and audit-related services provided by the independent registered public accountants for 2005.

Under Company policy and/or applicable rules and regulations, the independent registered public accountants are prohibited from providing the following types of services to the Company: (i) bookkeeping or other services related to the Company’s accounting records or financial statements; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions; (vii) human resources; (viii) broker-dealer, investment advisor or investment banking services; (ix) legal services; and (x) expert services unrelated to the audit.

Vote Required For Ratification

The Audit Committee was responsible for selecting Compass’s independent registered public accountants for fiscal year 2006. Accordingly, stockholder approval is not required to appoint Ernst & Young LLP as Compass’s independent registered public accountants for fiscal year 2006. The Board of Directors believes, however, that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of independent registered public accountants.

The ratification of the appointment of Ernst & Young LLP as Compass’s independent registered public accountants requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF ERNST & YOUNG LLP AS
INDEPENDENT AUDITORS FOR 2006.

STOCK OWNERSHIP

The following table sets forth the amount of Compass’s common stock beneficially owned by each director, each executive officer named in the Executive Compensation Table on page 24 and all directors and executive officers as a group and each beneficial owner of more than 5% of the Company’s outstanding common stock, as of March 22, 2006. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owner	Number	%
Neuberger Berman, Inc.(2)	4,498,800	14.18
FMR Corp. (Fidelity)(3)	4,083,166	12.88
Chilton Investments Company, Inc.(4)	2,308,964	7.3
Vernon G. Baker, II(5)	2,153	*
Bradley J. Bell(5)	39,167	*
Keith Clark(5)	117,504	*
David J. D’Antoni(5)	11,191	*
Michael E. Ducey(5)	335,410	1.05
John S. Fallis(5)	82,626	*
David J. Goadby(5)	55,666	*
Richard S. Grant(5)	39,206	*
Perry W. Premdas(5)	3,179	*
Allan R. Rothwell(5)	—	*
Timothy R. Snider(5)	—	*
All directors and executive officers as a group (13 persons)	860,626	2.69

*                    Represents less than 1% of the number of shares owned that could be attributed to any of these individuals.

(1)          For purposes of this table, information as to the percentage of shares beneficially owned is calculated based on 31,969,009 shares of common stock outstanding. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)          Based on a Schedule 13G Information Statement filed by Neuberger Berman, Inc. on February 15, 2006. Such Schedule 13G discloses that Neuberger Berman, Inc. has sole voting power over 87,600 shares and shared voting power over 3,599,700 shares of common stock and shared dispositive power over all the shares of our common stock beneficially owned.

(3)          Based on a Schedule 13G Information Statement filed by FMR Corp. on February 14, 2006. Such Schedule 13G discloses that FMR Corp. has sole voting over 364,200 shares and sole dispositive power over all the shares of our common stock beneficially owned. FMR Corp. is the parent of Fidelity Management & Research Company.

(4)          Based on a Schedule 13G Information Statement filed by Chilton Investment Company, Inc. on February 14, 2006. Such Schedule 13G discloses that Chilton Investment Company, Inc. has sole voting and dispositive power over all the shares of our common stock beneficially owned.

(5)          Includes options that are currently exercisable. The address of each of Messrs. V. Baker, II, B. Bell, K. Clark, D. D’Antoni, M. Ducey, J. Fallis, D. Goadby, R. Grant, P. Premdas, A. Rothwell and T. Snider is c/o Compass Minerals International, Inc., 9900 W. 109th St., Ste. 600, Overland Park, Kansas 66210.

Stock Performance Graph

Securities and Exchange Commission rules require this proxy statement to contain a graph comparing over a five-year period (or such shorter period as may apply) the performance of the Company’s common stock against a broad equity market index and against an index of the Company’s peers. The Company has determined that its peers are companies with market capitalization ranging from $500 million to $1 billion.

The following graph compares the cumulative total return on the Company’s common stock from December 12, 2003 (the date on which the Company’s common stock commenced trading on the NYSE) through the end of 2005 with the Russell 2000 index and the index of the Company’s market capitalization peers for the same period. The graph shows the value of $100 invested in the Company’s common stock and in each of the foregoing indices on December 12, 2003 and assumes the reinvestment of all dividends. The Company paid dividends on its common stock on March 15, June 15, September 15 and December 15 of each year since 2003. The graph depicts the change in the value of the Company’s common stock relative to the indices as of the end of each year. Historical stock performance is not necessarily indicative of future stock performance.

COMPARE CUMULATIVE TOTAL RETURN
AMONG COMPASS MINERALS INTERNATIONAL
RUSSELL 2000 INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON DEC. 12, 2003
ASSUMES DIVIDEND REINVESTED

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee operates pursuant to a written charter, available on the Company’s website (www.compassminerals.com), and is composed entirely of independent directors under applicable SEC, NYSE and other applicable rules, regulations and standards as determined by the Board of Directors.

One of the principal responsibilities of the Committee is to discharge the Board’s responsibilities relating to compensation of the Company’s executives, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Company. The Committee has authority to retain compensation consultants and other independent advisors to assist it in discharging its responsibilities.

Section 162(m) of the Internal Revenue Code denies a tax deduction to any publicly held corporation for compensation in excess of $1 million paid in a year to any individual who, on the last day of that year, is the chief executive officer or among the other four highest-compensated executive officers unless such compensation qualifies as performance-based under Section 162(m). It is the Company’s intention to design its short-term incentive compensation plans and the stock option component of long-term incentive awards for the named executive officers in a manner so that such incentive compensation would be deductible under Section 162(m), although individual exceptions may occur. The Committee believes that the interests of the stockholders are best served by not restricting the Committee’s discretion in developing compensation programs, even though such programs may result in certain non-deductible compensation expenses.

The Company’s compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders.

Cash — Direct Compensation.   Direct compensation is the base salary earned during the year by an employee and the Company believes that it is a significant factor in attracting, motivating and retaining skilled executive officers. Executive salaries are reviewed annually and adjusted, as appropriate, to reflect changes in the market conditions and individual performance and responsibility. In addition, cash compensation includes employer contributions to our tax-qualified and non-tax-qualified defined contribution plans.

Cash — Annual Incentive Compensation.   Annual incentive compensation is cash compensation earned during the year, which is designed to provide incentives to employees who achieve superior performance. Individual annual incentive awards are tied to performance measures compared to specified objectives for the year. Certain executives have the opportunity to earn an annual incentive of up to 200% of base salary based upon established performance goals.

Stock-based Incentives.   Stock options provide an incentive for long-term superior performance. Each stock option permits the executive to purchase one share of stock from the company at the market price of the stock on the date of grant. On November 28, 2001, the Company adopted a stock option plan pursuant to which options were available for grant to employees of, consultants to or directors of the Company. There were no stock options granted in 2005 to any of the named executive officers of the Company under the 2001 plan. In addition, there will be no more awards issued under the 2001 plan because of the adoption of the 2005 plan.

At the annual meeting of shareholders held on August 4, 2005, the shareholders approved the adoption of the 2005 Incentive Award Plan, which was filed with the SEC on August 19, 2005. Under the plan, the Company has the discretion to issue up to 3,240,000 shares of stock, which may consist of many different types of stock or stock-based incentive awards. There were no stock or stock-based incentive awards granted in 2005 to any of the named executive officers of the Company under the 2005 Incentive Award Plan.

Chief Executive Officer Compensation.   Michael E. Ducey is the Chief Executive Officer of the Company. The principal terms of his employment arrangement are described under “Employment Agreements” elsewhere in this proxy statement. Mr. Ducey is paid a base salary and is eligible for incentive bonuses based on the Company meeting or exceeding certain financial objectives. The Committee reviews Mr. Ducey’s compensation every year. Mr. Ducey’s base salary is $448,000 and, at that level, remains below the median of similarly-sized companies based on the latest available data.

The Committee awarded Mr. Ducey an annual incentive award of $731,136 for 2005 under the Compass Minerals Group Incentive Compensation Program. This award resulted from the Committee’s assessment of Mr. Ducey’s performance against specific goals and objectives that were established for him at the beginning of the year. Mr. Ducey’s annual incentive award was within the top 25% of similarly sized companies based on the latest available data. The Committee also awarded Mr. Ducey other compensation in the amount of $214,337, which includes employer contributions to our tax-qualified and non-tax-qualified defined contribution plans. Mr. Ducey received less than $10,000 in perquisites in 2005.

As a result of these compensation actions, Mr. Ducey’s total compensation ranks below the top 25%, but within the top 50% of compensation for similarly sized companies based on the latest available data.

David J. D’Antoni, Chair
Perry W. Premdas

EXECUTIVE COMPENSATION TABLE

The following table sets forth the compensation for the year ended December 31, 2005 paid or awarded to the Chief Executive Officer and the four other most highly compensated executive officers serving as executive officers of the Company or “the named executive officers.”

			Long Term Compensation
	Annual Compensation		Awards	Pay outs
			Securities	Long Term
			Underlying	Incentive	All Other
	Salary	Bonus	Options/SARs	Pay outs	Compensation
Name and Principal Position	($)	($)(1)	(#)	($)(2)	($)(3)
Michael E. Ducey
President and Chief Executive Officer
2005	448,000	731,136	—	—	214,337
2004	364,427	818,553	—	—	138,459
2003	356,563	413,368	—	—	167,514
Keith E. Clark
Vice President and General Manager, General Trade
2005	233,836	133,651	—	—	65,249
2004	218,151	162,195	—	—	49,301
2003	207,763	111,054	—	824,733	88,995
John Fallis
Vice President and General Manager, Highway
2005	240,000	198,144	—	—	61,262
2004	177,000	103,883	—	—	33,187
2003	169,300	—	—	—	21,180
David J. Goadby(4)
Vice President and Managing Director of Salt Union Ltd.
2005	224,587	154,521	—	—	65,249
2004	218,738	146,943	—	—	71,249
2003	192,492	69,859	—	—	46,199
Steven Wolf
Senior Vice President, Strategy and Development
2005	291,847	242,963	—	—	107,422
2004	289,722	291,420	—	—	90,992
2003	282,042	236,283	—	852,920	113,985

(1)          Bonuses were paid pursuant to the Compass Minerals Group Incentive Compensation Program. Under this program, bonus amounts were calculated on an annual basis according to business and individual performance.

(2)          In September of 2003, the deferred compensation plan was terminated resulting in distribution of all of its holdings to its participants. See “Deferred Compensation Plan” below.

(3)          Consists of other employer contributions to our tax-qualified and non-tax-qualified defined contribution and defined benefit retirement plans.

(4)          Mr. Goadby’s compensation is paid in British pounds sterling, which has been converted to U.S. dollars at a rate of £0.5297, £0.5231 and £0.5814 per $1.00 for the years ended December 31, 2005, 2004 and 2003, respectively. Mr. Goadby’s compensation in 2005 includes a bonus regarding the sale of the U.K. evaporated salt business.

Option Grants in 2005

There were no grants of options to acquire shares of our common stock made to the named executive officers or directors in 2005.

Aggregate Option Exercises in 2005 and Fiscal Year-End Option Values

The following table sets forth the aggregate number of shares of common stock underlying stock options exercised in 2005 and the number of shares of common stock underlying stock options held by each named executive officer as of December 31, 2005.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options/SARs
			Options/SARs at		at December 31, 2005
	Number of Shares	Value	December 31, 2005		($)(1)
Name	Acquired on Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael E. Ducey	220,000	5,007,600	160,173	-0-	3,716,014	-0-
Keith E. Clark	139,324	3,159,704	13,907	-0-	322,642	-0-
John Fallis	10,000	236,000	143,132	-0-	304,662	-0-
David J. Goadby	68,000	1,419,480	34,927	-0-	810,306	-0-
Steven Wolf	-0-	-0-	180,843	-0-	4,195,558	-0-

(1)          Calculated by multiplying the difference between the fair market value of the shares of common stock underlying the options as of December 31, 2005 ($24.60 per share) and the exercise price of the options by the number of shares of common stock underlying the options.

2001 Option Plan

Our employees, consultants and directors (and employees, consultants and directors of our subsidiaries) were eligible to receive options under our 2001 Stock Option Plan. We granted nonqualified options to purchase common stock to certain management employees, including the named executive officers. The per share price of many options was $1.40, which was equal to the recapitalization consideration per share of common stock (as adjusted to reflect in our capital structure following the date of grant). Options issued after the recapitalization may be priced differently. Options granted to directors were vested immediately and options granted to officers and employees generally became vested and exercisable as follows: generally, for options granted in connection with the recapitalization of the Company or prior to our initial public offering, one-half of the options were time-vested options that became vested and exercisable in equal annual installments on each of the first four anniversaries of the date of grant, so long as the optionee continued to provide services as of such anniversary, and one-half of the options were performance-vested options that became vested and exercisable at the time of the initial public offering of our common stock (December 12, 2003). For options granted following our initial public offering, the vesting terms ranged from zero to three years. The term of the options is eight years and thirty days from the date of grant. However, all unvested options will automatically expire upon the date of an optionee’s termination of employment (or termination of directorship or consultancy, as applicable). In addition, all vested options generally expire one year following the termination of an optionee’s services, subject to certain exceptions. No additional awards will be made under the 2001 Stock Option Plan (pursuant to the terms of the 2005 Plan).

2005 Incentive Award Plan

The 2005 Incentive Award Plan (“2005 Plan”) provides the Board and/or Compensation Committee of the Board with the discretion to provide for the award of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, performance bonuses, dividend equivalents, stock payments, deferred stock, restricted stock units and/or performance-based awards to eligible individuals. The 2005 Plan is administered by the Compensation

Committee, but it may delegate to a committee of one or more members of the Board the authority to grant or amend awards to participants other than senior executives of the Company. Notwithstanding the foregoing, the full Board administers the 2005 Plan with respect to awards made to non-employee directors.

An aggregate of 3,240,000 shares of common stock may be issued pursuant to awards granted under the 2005 Plan; provided, however, that no more than 2,000,000 shares of common stock may be delivered upon the exercise of incentive stock options. The maximum number of shares of common stock that may be subject to one or more awards to a participant pursuant to the 2005 Plan during any calendar year is 500,000. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2005 Plan. See the Summary Compensation Table and Option Grants in 2005 above for information on prior awards to named executive officers.

For any award granted under the 2005 Plan other than a stock option or other award in which the participant pays the intrinsic value of the award, such “full value award” shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of performance goals or other performance-based objectives, over a period of not less than one year) following the date the award is made and the Compensation Committee may not accelerate the vesting for such full value awards, except in the event of a change of control or the participant’s death, disability or retirement.

Performance awards may be granted pursuant to the 2005 Plan. Performance awards are performance-based awards within the meaning of Section 162(m) of the Code that represent rights to receive a cash payment contingent upon achieving certain performance goals established by the Compensation Committee. The maximum amount that may be paid to any participant pursuant to a Performance Award during any calendar year is $5,000,000.

There were no grants made to any of the named executive officers or directors in 2005 under the 2005 Plan. There are plans to grant awards under the 2005 Plan in 2006.

Deferred Compensation Plan

The Company previously adopted the Salt Holdings Corporation Senior Executives’ Deferred Compensation Plan. The deferred compensation plan was not a tax-qualified retirement plan and was intended to allow certain highly compensated employees to elect in advance to defer certain retention bonuses or other compensation and to allow such employees to transfer liabilities from certain predecessor deferred compensation plans to our deferred compensation plan. Any amounts deferred into the deferred compensation plan represented a conditional right to receive our capital stock and were represented by bookkeeping accounts established and maintained by the administrator on behalf of the participants. Each account was deemed to be invested in shares of our capital stock. In connection with the establishment of the deferred compensation plan, we established a “rabbi trust,” which was funded with shares of our capital stock.

On September 29, 2003, the deferred compensation plan was terminated and our capital stock held in the deferred compensation plan was subsequently distributed to the participants.

Employment Agreements

Michael E. Ducey.   On November 3, 2005, the Company entered into an employment, consulting and restrictive covenant agreement with Mr. Ducey pursuant to which he agreed to continue serve as its Chief Executive Officer until December 31, 2006 and will then be on paid administrative leave through December 31, 2008 and then as a consultant until his 65th birthday. He will continue to sit on the Board of Directors until the naming of his successor. Under the agreement, Mr. Ducey will continued to be paid his base salary and participate in the health and medical plans until December 31, 2008 (plus additional remuneration of $1,000 per day, after 45 days, if serving as interim CEO) and will continue to be eligible to participate in the Company’s bonus and/or other incentive compensation plans and other employee benefit plans at his current level until December 31, 2006. From January 1, 2009 until his 65th birthday, he will receive $500 per year and continue to participate in the Company’s health and medical plans. Under the terms of the agreement, Mr. Ducey is subject to non-compete, non-solicitation and confidentiality requirements.

David J. Goadby.   Salt Union Limited entered into a service agreement, dated September 1, 1997, with Mr. Goadby pursuant to which he was appointed as Managing Director of Salt Union until his employment is terminated by either Salt Union, giving Mr. Goadby not less than 12 months prior written notice, or Mr. Goadby, giving Salt Union not less than three months prior written notice. The agreement provides that Mr. Goadby be paid a base salary, as well as bonuses or additional remuneration, if any, as the board of directors of Salt Union may determine. For a period of six months following his termination, Mr. Goadby will be subject to non-compete, non-solicitation and non-dealing covenants with regard to customers and non-solicitation of suppliers and managerial, supervisory, technical, sales, financial and administrative employees. In the event of a change of control of Salt Union, Mr. Goadby will be entitled to terminate the agreement immediately and Salt Union will be obligated to pay him an amount equal to his annual base salary and the value of his company car and medical insurance calculated over a 12 month period.

Other Named Executive Officers.   On January 23, 2006, Keith Clark and John Fallis each entered into a change in control severance agreement with the Company, effective through December 31, 2008. The agreement will automatically renew for an additional year thereafter, unless notice is given by either party 60 days prior to such extension. The agreement provides that the Messrs. Clark and Fallis will be paid, upon a “qualifying termination,” the following amounts: i) through the date of termination: a) the executive’s base salary, b) pro-rata bonus, and c) any unreimbursed expenses; ii) two times the executive’s base salary of the 12-month period immediate before the date of termination plus the higher of: a) the average of the executive’s bonus for the prior three completed fiscal years, or b) the executive’s annual target bonus; and iii) two years of medical, dental, accident, disability and life insurance plan participation. The Company will also pay Messrs. Clark and Fallis a reimbursement payment for any excise taxes imposed by Internal Revenue Code Section 4999. In addition, they each entered into a restrictive covenant agreement with the Company, which is comprised of a non-solicitation agreement and a non-competition agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of David J. D’Antoni (chair), Perry W. Premdas, Allan R. Rothwell and Timothy R. Snider. None of these individuals is or has ever been an officer or employee of Compass. During 2005, no executive officer of Compass served as a director of any corporation for which any of these individuals served as an executive officer, and there were no other Compensation Committee interlocks with the companies with which these individuals or Compass’s other directors are affiliated.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of Compass and persons who own more than 10% of Compass’s common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of Compass’s common stock. Such directors, officers and greater-than-ten-percent stockholders are required to furnish Compass with copies of the Section 16(a) reports they file. The Securities and Exchange Commission has established specific due dates for these reports, and Compass is required to disclose in this proxy statement any late filings or failures to file.

Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to Compass and written representations from certain reporting persons that no additional reports were required, Compass believes that its directors, reporting officers and greater-than-ten-percent stockholders complied with all these filing requirements for the fiscal year ended December 31, 2005, except as follows: 1) seven Form 4 reports with regard to the Directors’ Deferred Compensation Plan with regard to the securities issued in lieu of compensation on April 1, 2005 and seven Form 4 reports with regard to dividends allocable to those securities that accrued on June 15, 2005 were not filed until June 28, 2005; and 2) one Form 4 report regarding the November 17, 2005 common stock trade of Mr. Clark was not reported until December 21, 2005.

OTHER MATTERS

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

Householding of Proxies

Under rules adopted by the SEC, we are permitted to deliver a single set of any proxy statement, information statement, annual report and prospectus to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each shareholder will continue to receive a separate proxy card or voting instruction card.

The Company is not householding this year for those shareholders who hold their shares directly in their own name. If you share the same last name and address with another Company shareholder who also holds his or her shares directly and you would each like to start householding for the Company’s annual reports, proxy statements, information statements and prospectuses for your respective accounts, then please contact us at Compass Minerals International, Inc., 9900 West 109th Street, Suite 600, Overland Park, Kansas 66210, Attention: G. Eastman.

This year, some brokers and nominees who hold Company shares on behalf of shareholders may be participating in the practice of householding proxy statements and annual reports for those shareholders. If your household received a single proxy statement and annual report for this year, but you would like to receive your own copy, please contact us at Compass Minerals International, Inc., 9900 West 109th Street, Suite 600, Overland Park, Kansas 66210, Attention: G. Eastman, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another shareholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voting instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Additional Filings and Information

The Company’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. They may be accessed at: www.compassminerals.com. Additional copies of the Company’s Annual Report to Shareholders are available upon a written request to the Company at Compass Minerals International, Inc., 9900 West 109th Street, Suite 600, Overland Park, Kansas 66210, Attention: G. Eastman.

Proxy Solicitation

Compass will bear the entire cost of this proxy solicitation. In addition to soliciting proxies by this mailing, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. Compass will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Stockholder Proposals for 2007 Annual Meeting

Any stockholder who intends to present a proposal at the annual meeting in 2007 must deliver the proposal to Compass Minerals International, Inc., 9900 West 109th Street, Suite 600, Overland Park, Kansas 66210, Attn: Secretary:

•       if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, not later than December 29, 2006;

•       if the proposal is submitted pursuant to Compass’s by-laws (in which case we are not required to include the proposal in our proxy materials), not later than the close of business on February 10, 2007 nor earlier than the close of business on January 11, 2006. However, if the Company advances the date of the annual meeting by more than thirty (30) days or delays it by more than seventy (70) days, then notice must be delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company.

By order of the Board of Directors,

Vice President, Chief Financial Officer and Secretary

COMPASS MINERALS INTERNATIONAL, INC.

Proxy for the Board of Directors for Annual Meeting of Stockholders to be held May 11, 2006

1.             Elect three directors, each for a term of three years:

FOR the nominees listed below	☐	WITHHOLD AUTHORITY ☐
(Except as marked to the contrary below)		to vote for the nominee(s) listed below

01 Mr. David J. D’Antoni	02 Mr. Perry W. Premdas	03 Mr. Allan R. Rothwell

To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below:

2.             Ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2006

☐ FOR	☐ AGAINST	☐ ABSTAIN

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

(CONTINUED FROM OTHER SIDE)

The undersigned hereby appoints RODNEY L. UNDERDOWN, RICHARD S. GRANT, and VERNON G. BAKER, II, and each of them, with full power of substitution, proxies of the undersigned to vote the shares of Common Stock of Compass Minerals International, Inc., to be held at the Doubletree Hotel Overland Park - Corporate Woods, 10100 College Blvd., Overland Park, Kansas 66210-1462 on Thursday, May 11, 2006, at 9:00 a.m. local time, and at any postponements or adjournments thereof. Without limiting the authority granted herein, the above named proxies are expressly authorized to vote as directed by the undersigned as to those matters set forth on the reverse side hereof and in their discretion on all other matters that are properly brought before the Annual Meeting.

If more than one of the above named proxies shall be present in person or by substitution at such meeting or at any postponement or adjournment thereof, the majority of said proxies so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

Dated	2006

Signature(s) of Stockholder(s)

(Please sign exactly as your name or names appear on certificate and mail this Proxy promptly in the enclosed paid envelope. When signing in representative capacity, insert title and attach papers showing authority unless already on file with the corporation.)

PLEASE SIGN AND MAIL THIS PROXY PROMPTLY.